SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                   FORM 8 - K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 23, 2004


                              NORTH VALLEY BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          CALIFORNIA                      0-10652              94-2751350
-------------------------------        -------------      ---------------------
(State or other jurisdiction of        (File Number)         (I.R.S. Employer
        incorporation)                                    identification number)



                    300 Park Marina Circle, Redding, CA 96001
              -----------------------------------------------------
              (Address of principal executive offices and zip code)



                                 (530) 226-2900
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Itemx 5: Other Events

         On April 23, 2004, the registrant entered into an Agreement and Plan of Reorganization and Merger dated April 23, 2004, with Yolo Community Bank, a California banking corporation, regarding the proposed acquisition of Yolo Community Bank by North Valley Bancorp. Attached hereto as Exhibit 99.54 and incorporated herein by this reference is a copy of said Agreement and Plan of Reorganization and Merger dated April 23, 2004. On April 26, 2004, the registrant issued a Press Release, "North Valley Bancorp and Yolo Community Bank Announce Merger." Attached hereto as Exhibit 99.55 and incorporated herein by this reference is a copy of said Press Release dated April 26, 2004. The subject transaction has been approved by the Board of Directors of North Valley Bancorp and the Board of Directors of Yolo Community Bank. Consummation of the transaction remains subject to the approval of the shareholders of Yolo Community Bank and the receipt of all applicable regulatory approvals, plus other terms and conditions customary for transactions of this type, as set forth in the Agreement and Plan of Reorganization and Merger.

Item 7:  Financial Statements and Exhibits

         (99.54) Agreement and Plan of Reorganization and Merger dated April 23,
                 2004.

         (99.55) Press Release of North Valley Bancorp dated April 26, 2004.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                NORTH VALLEY BANCORP


                                                By:  /s/ EDWARD J. CZAJKA
                                                    ----------------------------
                                                    Edward J. Czajka
                                                    Executive Vice President &
Dated: April 26, 2003                               Chief Financial Officer